                                                                Exhibit 10(m.8)

                    AMENDMENT NO. 3 TO TERM LOAN AGREEMENT

     THIS AMENDMENT is dated as of April 7, 1995, and relates to the Term Loan Agreement dated September 17, 1993, between Personal Computer Products, Inc., a Delaware corporation ("Borrower"), and Fundamental Investors, Ltd., a Florida limited partnership ("Lender"), as amended pursuant to the parties' letter agreement dated as of August 18, 1994 ("Amendment No. 1"), and the parties' Amendment No. 2 to Term Loan Agreement dated as of October 19, 1995 ("Amendment No. 2") (the "Loan Agreement").

     WHEREAS, Events of Default under the Loan Agreement have occurred and remain in effect in that Borrower has failed to make the interest payment due March 17, 1995, and Borrower has failed to pay Lender certain proceeds of Xerox and Panasonic Collateral; and

     WHEREAS, the parties wish to amend the Loan Agreement in order to cure said Events of Default by providing for additional Collateral, a revised payment schedule and certain other modifications to the Loan Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree that the foregoing recitals are true and correct and further agree as follows:

     1. Terms defined in the Loan Agreement are used herein as defined therein.


     2. The $20,824 interest amount due March 17, 1995, shall be added to the principal balance as of March 17, 1995. Consequently, the principal balance of the Loan as of the date hereof is $468,787.

     3. Attached hereto as Exhibit "A" is Borrower's Collateral summary dated April 7, 1995 (the "Summary"). Borrower represents and warrants to Lender that the Summary accurately sets forth as of the date hereof (i) the existing Collateral, (ii) all proceeds of Collateral received by Borrower, and (iii) the Collateral to be pledged pursuant hereto as set forth in paragraph 4 below.

     4. Borrower hereby pledges as additional Collateral a first priority security interest in all of Borrower's present and future right, title and interest in and to (i) the $75,000 payment due to Borrower pursuant to Section
3.2 (iii) of the PCPI/APS License Agreement dated as of March 28, 1994, between Borrower and Integrated Device Technology, Inc., a Delaware corporation, and
(ii) the two payments of $100,000 each due to Borrower upon "Beta delivery" and "Final Acceptance" pursuant to Article 5, Exhibit "D" of the Development Agreement dated as of February 27, 1995, between Borrower and Samsung Electronics Co., Ltd., a Korean corporation. In connection with the foregoing amendment to Lender's security interest, Borrower will promptly execute and deliver an appropriate amendment to the existing UCC-1 Financing Statement and such other documents as Lender may reasonably require.

     5. Sections 5 and 6 of Amendment No. 2 are hereby deleted. Borrower shall remit to Lender immediately upon receipt all proceeds of the Collateral.

     6. Borrower shall cause all payments on the Collateral from Xerox Corporation to be made to Lender through checks sent to Borrower's counsel Brobeck, Phleger & Harrison ("Brobeck") pursuant to the agreements copies of which are attached hereto as composite Exhibit "B." Immediately upon Borrower's receipt of each notice from Brobeck that a Xerox Collateral payment has been received, a duly authorized officer of Borrower shall visit Brobeck's office and endorse the check to Lender.

     7. In the event that Borrower raises net proceeds of at least $1,250,000 in equity or debt capital while the Loan is still outstanding, Borrower shall immediately pay Lender from such proceeds the lesser of (i) the balance due on the Loan or (ii) the sum of $173,072 [$88,248 from Xerox, plus $64,000 from Panasonic, plus 3/17/95 interest], which shall be applied to the balance due on the Loan.

     8. Immediately upon execution of this Agreement, Borrower shall pay to Lender's attorneys Olle, Macaulay & Zorrilla, P.A., Miami, Florida, the sum of $3,000 in full satisfaction of Lender's legal fees and expenses through the date hereof payable by Borrower pursuant to Section 9.4 of the Loan Agreement.

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

                                                                 Exhibit 10(m.8)

     9. This Amendment No. 3 shall constitute an Amendment to the Loan Agreement and to all other Loan Documents to the extent affected by the terms hereof.

     10. Except as amended herein, all terms and provisions of the Loan Agreement and the Loan Documents shall remain in full force and effect, including, but not limited to, Borrower's obligation to make the final principal and interest payment due on September 17, 1995.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the date first above written.


                                    PERSONAL COMPUTER PRODUCTS, INC.
                                    Edward W. Savarese, President

                                    FUNDAMENTAL INVESTORS, LTD.
                                    Marius A. Robinson, General Partner

                                       47